Theresa Smith

Pathway Communications

For Insightful Corporation

818-704-8481

tls@pathwaypr.com

Insightful Corporation Appoints Sachin Chawla as Chairman of the Board

Company announces resignation of Samuel Meshberg from the Board of Directors

SEATTLE - February 7, 2008 - Insightful Corporation (NASDAQ: IFUL), a leading provider of predictive analytics and reporting solutions, announced today the appointment of Sachin Chawla as Chairman of the Board and the resignation of Samuel Meshberg from the Board of Directors.

Mr. Meshberg resigned from Insightful's board for personal reasons. "It has been an honor to serve on the board these past seven years," Mr. Meshberg said. "I'm confident that Insightful will be successful in creating value for its shareholders. My best wishes for the company and its people."

"On behalf of Insightful's stockholders, employees and customers, I would like to thank Sam for his dedication and efforts during his long tenure on the board," said Jeff Coombs, President and Chief Executive Officer of Insightful.

Mr. Chawla is Vice President of Product Development at GoldenGate Software, Inc., a provider of transactional data management solutions. Before joining GoldenGate in 2006, he served as Vice President of Data Integration at Business Objects following its 2002 acquisition of Acta Technology, Inc., a provider of data integration solutions. He co-founded Acta in 1996 and served in various roles, including CEO and several Vice President positions, until Acta's sale to Business Objects. Before Acta, Mr. Chawla spent five years at Sybase, Inc., where he was a key lead in the development of Sybase's Replication Server product line, and several years as a software engineer for IBM. He holds a B.S. in electrical engineering from the University of California at Berkeley and an M.S. in computer science from Stanford University. He has served on Insightful's Board of Directors since April 2004.

"Sachin is a veteran software industry executive whose engineering, marketing, and general management expertise has been of tremendous value to Insightful," said Coombs. "As he takes on our chairmanship, his leadership experience and knowledge of the high technology industry will continue to play an important role in directing our future strategy."

About Insightful Corporation

Insightful Corporation (NASDAQ:IFUL) is a leading provider of predictive analytics and reporting solutions. Insightful products S-PLUS®, Insightful Miner™ and S-PLUS® Enterprise Server allow companies to perform sophisticated statistical data analysis and data mining and create high-quality graphics and reports. Insightful has been delivering industry-leading, high-ROI solutions to thousands of companies in financial services, life sciences, telecommunications, and manufacturing, plus government and research institutions, for 20 years. Headquartered in Seattle, Insightful has offices in New York, North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world.  For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

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Note to Investors - Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons. More detailed information regarding these and other factors that could affect actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent report on Form 10-QSB. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of anticipated events.